Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Knox Nursery, Inc. (the “Company”), for the six months and the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce R. Knox, President and Chief Executive Officer, Secretary & Treasurer and Chief Financial Officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify, to my knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 15 U.S.C.

78m(a) or 780(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: Aug 23, 2004

A signed original of this written statement required by Section 906 has been provided to Knox Nursery, Inc. and will be retained by

Knox Nursery, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Bruce R. Knox
Bruce R. Knox
President and Chief Executive Officer
Secretary & Treasurer and Chief Financial Officer